UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 16, 2012

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

001-32543
(Commission file number)

20-2803889
(I.R.S. Employer Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2012, Mr. Paul J. Hayes resigned from the Registrant's Board of Directors.  Mr. Hayes’ resignation was not due to a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

ITEM 8.01.	Other Items.

On August 16, 2012, a Stipulation of Dismissal with Prejudice was filed with the Superior Court of Indiana, Marion County Circuit in a purported class action lawsuit, captioned Mark Haagen, individually and on behalf of others similarly situated v. Tena Mayberry, Carter M. Fortune, Paul J. Hayes, David A. Berry, Richard F. Suja, Fortune Industries, Inc., CEP, Inc., and CEP Merger Sub, Inc. filed in April 2012. The parties agreed to dismiss the action prior to the Defendants filing an answer to the complaint. Because the action was dismissed with prejudice, Plaintiff is precluded from bringing another action on this claim. Neither Plaintiff nor his counsel received any payment in connection with the dismissal.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.01	Press Release of Fortune Industries, Inc. dated September 4, 2012

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: September 4, 2012	By:	/s/ Tena Mayberry
Tena Mayberry Chief Executive Officer